Exhibit 3 (a)
www.sos.state.oh.us e-mail: busserv@sos.state.oh.us Prescribed by: The Ohio Secretary of State Central Ohio: (614) 466-3910 Toll Free: 1-877-SOS-FILE (1-877-767-3453) Expedite this Form: (Select One) Mail Form to one of the Following: ¡ Yes PO Box 1390 Columbus, OH 43216 ***Requires an additional fee of $100*** ¡ No PO Box 1329 Columbus, OH 43216 Certificate of Amendment by Directors or Incorporators to Articles (Domestic) Filing Fee $50.00 (CHECK ONLY ONE (1) BOX) (1) ☑Amendment by Directors (2) ☐Amendment by Incorporators ☐Amended by Directors (123-AMDD) ☐Amended by Incorporators (124-AMDI) Complete the general information in this section for the box checked above. Name of Corporation Brush Engineered Materials Inc. Charter Number 1129752 ☐ Please check if additional provisions attached hereto are incorporated herein and made a part of these articles of organization. Complete the information In this section if box (1) is checked. Name and Title of Officer Michael C. Hasychak Vice President/Secretary (name) (title) (CHECK ONLY ONE (1) BOX) ☑ A meeting of the directors was duly called and held on December 1, 2010 (Date) ☐ In an writing signed by all the Directors pursuant to section 1701.54 of the ORC The following resolution was adopted pursuant to section 1701.70(B) (6) of the ORC: (Insert proper paragraph number) Resolved: That pursuant to Section 1701.70(B)(6) of the Ohio Revised Code, the Directors hereby adopt an amendment to Article I of the Amended and Restated Articles of Incorporation to change the name of the Corporation to be Materion Corporation, effective as of March 8, 2011. 540 Page 1 of 2 Last Revised: May 2002

Complete the information In this section if box (2) Is checked. WE, the undersigned, being all of the incorporators of the above named corporation, do certify that the subscriptions to shares have not been received and the initial directors are not named in the ariticles. We hereby have elected to amend the articles as follows: REQUIRED Must be authenticated (signed) by an authorized representative (See Instructions) /s/ Michael C. Hasychak March 7, 2011 Authorized Representative Date Michael C. Hasychak (Print Name) Authorized Representative Date (Print Name) Authorized Representative Date (Print Name) 540 Page 2 of 2 Last Revised: May 2001